News Release
Copano Energy, L.L.C.

Contacts:	Carl A. Luna, SVP and CFO
Copano Energy, L.L.C.
713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY TO PRESENT AT THE 2010 MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE

HOUSTON, May 7, 2010 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that Bruce Northcutt, its President and Chief Executive Officer, will speak at the 2010 Master Limited Partnership Investor Conference, to be held May 12-13, 2010 at the Hyatt Regency Greenwich in Old Greenwich, Connecticut.

    Copano Energy’s presentation will be webcast live on Wednesday, May 12, 2010, at 3:30 p.m. Eastern Time (2:30 p.m. Central Time).  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.

    Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.  Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and eight natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.  For more information, please visit www.copanoenergy.com.

#  #  #